    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 2004
                                                  REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              NUTECH DIGITAL, INC.
             (Exact name of registrant as specified in its charter)

                   California                                         95-4642831
(State or other jurisdiction of incorporation or         (I.R.S. Employer Identification No.)
organization)

               7900 Gloria Avenue
              Van Nuys, California                                       91406
    (Address of principal executive offices)                           (Zip Code)


                 NuTech Digital, Inc. 2001 Equity Incentive Plan
                            (Full title of the plan)

                                   Lee Kasper
                               7900 Gloria Avenue
                           Van Nuys, California 91406
                     (Name and address of agent for service)

                                 (818) 994-3831
          (Telephone number, including area code, of agent for service)


                                                 CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED(1)           SHARE(2)              PRICE(2)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 3,752,474              $0.615              $2,307,772             $187.00
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock option plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on January 9, 2004, as reported on the over-the-counter bulletin board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the NuTech Digital, Inc. 2001 Equity Incentive Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to Part I of Form S-8. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed by the Registrant with the Commission on March 31, 2003, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, filed by the Registrant with the Commission on May 15, 2003.

                  (c) The Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, filed by the Registrant with the Commission on August 1, 2003.

                  (d) The Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, filed by the Registrant with the Commission on November 14, 2003.

                  (e) The Registrant's Proxy Statement dated June 3, 2003.

                  (f) The description of the Registrant's common stock which is contained in a registration statement filed on Form SB-2, registration number 333-88550, filed by the Registrant with the Commission on May 17, 2002.

                  (g) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


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

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 317 of the California General Corporation Law permits the indemnification of a corporation's agents (which includes officers and directors) because he is a party (or he is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or he is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense.

                  Article V of the Registrant's Articles of Incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This provision requires the Registrant to indemnify its directors, as permitted by law, in excess of Section 317 of the California General Corporation Law.

                  The Registrant's bylaws permit it to indemnify its officers and directors, to the maximum extent permitted by the California General Corporation Law, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any person is or was an officer or director of the Registrant. In this regard, the Registrant has the power to advance to any officer or director expenses incurred in defending any such proceeding to the maximum extent permitted by law.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


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

ITEM 8.           EXHIBITS.

                  4.1      Certificate of Incorporation, as amended (1)
                  4.2      Bylaws (1)
                  5.       Opinion regarding legality (2)
                  10.      NuTech Digital, Inc. 2001 Equity Incentive Plan (2)
                  23.1     Consent of Farber & Hass LLP (2)
                  23.2     Consent of Moffitt & Company, P.C. (2)
                  23.3     Consent of Richardson & Patel LLP (included in Exhibit 5) (2)

(1) Incorporated by reference from the Registrant's SB-2 Registration Statement as filed on May 17, 2002, SEC file number 333-88550.

(2)      Filed herewith.

ITEM 9.           UNDERTAKINGS.

                  (a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California, on this 12th day of January, 2004.

                              NUTECH DIGITAL, INC.

                              By: /s/Lee Kasper
                                  -----------------------------------------
                                  Lee Kasper, President and Chief Executive
                                  Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Dated:  January 12, 2004            /s/ Lee Kasper
                                    ------------------------------------------
                                    Lee Kasper,
                                    President, Chief Executive Officer
                                    Chief Financial Officer and Director


Dated:  January 12, 2004            /s/ Joseph Giarmo
                                    ------------------------------------------
                                    Joseph Giarmo, Vice President and Director


Dated:  January 12, 2004            /s/ Yegia Eli Aramyan
                                    ------------------------------------------
                                    Yegia Eli Aramyan, Director


Dated:  January 12, 2004            /s/ Jay S. Hergott
                                    ------------------------------------------
                                    Jay S. Hergott, Director


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